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                                                  EXHIBIT 11
                                             BEAZER HOMES USA, INC.
                                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                (Dollars in thousands, except per share amounts)

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
                                                                  Three Months Ended      Nine Months Ended
                                                                       June 30,                June 30,
                                                                ----------------------  ----------------------
                                                                   1997        1996        1997        1996
                                                                ----------  ----------  ----------  ----------
Primary:
   Earnings
      Net income..............................................  $    3,434  $    4,817  $    3,651  $   11,379
      Less: Dividends on preferred shares (a).................       1,000       1,000       3,000       3,000
                                                                ----------  ----------  ----------  ----------

      Net income applicable to common shares..................  $    2,434  $    3,817  $      651  $    8,379
                                                                ----------  ----------  ----------  ----------
                                                                ----------  ----------  ----------  ----------
   Shares
      Weighted average number of unrestricted
        common shares outstanding.............................   5,914,708   6,376,100   6,170,995   6,376,100
      Weighted average number of restricted
        common shares outstanding, net........................     139,590      92,650     139,463      90,726
      Dilutive effect of outstanding options as determined
        by the application of the treasury stock method.......      14,205      11,973      23,757      19,697
                                                                ----------  ----------  ----------  ----------
      Weighted average number of shares outstanding,
        as adjusted...........................................   6,068,503   6,480,723   6,334,215   6,486,523
                                                                ----------  ----------  ----------  ----------
                                                                ----------  ----------  ----------  ----------
   Primary net income per share...............................  $     0.40  $     0.59  $     0.10  $     1.29
                                                                ----------  ----------  ----------  ----------
                                                                ----------  ----------  ----------  ----------
Fully-diluted:
   Earnings
      Net income..............................................  $    3,434  $    4,817  $    3,651  $   11,379
                                                                ----------  ----------  ----------  ----------
                                                                ----------  ----------  ----------  ----------
   Shares
      Weighted average number of unrestricted
        common shares outstanding.............................   5,914,708   6,376,100   6,170,995   6,376,100
      Weighted average number of restricted
        common shares outstanding, net........................     139,590      92,650     139,463      90,726
      Dilutive effect of outstanding options as determined
        by the application of the treasury stock method.......      14,205      11,973       3,232      19,697
      Assumed conversion of preferred stock (a)...............   2,624,672   2,624,672   2,624,672   2,624,672
                                                                ----------  ----------  ----------  ----------

      Weighted average number of shares outstanding,
        as adjusted...........................................   8,693,175   9,105,395   8,938,362   9,111,195
                                                                ----------  ----------  ----------  ----------
                                                                ----------  ----------  ----------  ----------

   Net income per share assuming full dilution................  $     0.40  $     0.53  $   0.41(b) $     1.25
                                                                ----------  ----------  ----------  ----------
                                                                ----------  ----------  ----------  ----------
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(a) The Company's Series A Cumulative Convertible Exchangeable Preferred Stock
    (2,000,000 shares of $50,000,000 aggregate liquidation preference, convertible into 2,624,672 shares of common stock), issued in August 1995.


(b) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.